Lease for First Floor Space



                 WAREHOUSE SPACE LEASE AGREEMENT


     THIS WAREHOUSE SPACE LEASE AGREEMENT ("Lease") is made as of December 1, 1994, by and between JACKSONVILLE CENTER, INC., a Florida corporation, whose address is 808 N. Rome Avenue, Tampa, Florida 33606 ("Landlord"), and LANEY & DUKE TERMINAL WAREHOUSE COMPANY, INC., a Florida corporation, whose address is 1560 Jessie Street, Jacksonville, Florida 32218 ("Tenant").

                      W I T N E S S E T H:

                           ARTICLE 1.
                         LEASED PREMISES

     The Landlord hereby leases and rents unto the Tenant and the Tenant hereby hires and takes from the Landlord the following described property ("Leased Premises"):

     Approximately 596,676 square feet of space designated as Sections 1.2, 1.3, 1.4, 1.5, 1.6 and 1.7, and constituting a portion of a building (the "Building") included in facility known as One Imeson Center (the "Property"), located at One Imeson Park Boulevard, Building 100, Jacksonville, Florida 32210. The legal description of the Property and a Site Plan depicting the location of the Leased Premises are attached hereto as Exhibit A. During the Term (as herein defined), Tenant shall also be entitled to (i) the exclusive use of that portion of the parking lot located on the Property labeled on the Site Plan as "Tenant Parking," and (ii) the non-exclusive use, in conjunction with Landlord and other tenants of the Property, of the access drive shown on the Site Plan.

                           ARTICLE 2.
                              TERM
     Section 2.1 Base Term. The base term of this Lease shall be thirteen (13) months commencing on December 1, 1994, and ending on December 31, 1995, unless renewed or extended as provided herein, on the terms and conditions as set forth herein.

     Section 2.2 Options to Renew. Landlord shall provide Tenant with one (1) three (3) month option to renew this Lease, provided Tenant is not in default under this Lease and Tenant gives Landlord one hundred twenty (120) days' prior written notice of Tenant's intent to exercise the renewal option. The base rent will be the same as the base term. The base term and, if Tenant's renewal option is properly and timely exercised, the renewal term are together referred to herein as the "Term".

                           ARTICLE 3.
                     RENT AND OTHER CHARGES

     Section 3.1 Base Rent. Tenant hereby covenants and agrees to pay Base Rent of $111,876.75 per month for each and every month during the Term payable in advance commencing on December 1, 1994 and continuing on the first day of each and every month during the Term in lawful United States currency, together with any and all sales or use taxes levied upon the use or occupancy of the Leased Premises and any rent or other charges payable hereunder. Base Rent shall be paid without set off or deduction to Landlord at its address above or such other address as Landlord directs in writing.

To defray the additional expenses involved in collecting and handling delinquent payments, if any, Base Rent or other payment due under this Lease is not received by Landlord within ten (10) days of the due date of such payment, Tenant shall pay in addition to such payment a late charge equal to 5% of the payment which is past due. Tenant acknowledges that this charge is made to compensate Landlord for additional costs incurred by Landlord as a result of Tenant's failure to pay when due, and is not a payment for the extension of the rent due date. Landlord's failure to insist upon the payment of the late charge shall not be deemed a waiver of Landlord's right to collect such late charge for any future delinquencies.

     Section 3.2 Additional Rent. All charges payable by Tenant under the terms of this Lease other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 3.3 Operating Expenses. In addition to Base Rent payable under paragraph 3.1 above, Tenant agrees to pay as Additional Rent its pro-rata share of the "Operating Expenses" (hereinafter defined) for the Building and, to the extent applicable, to the Property. The pro-rata share of Operating Expenses ("Share") to be paid by Tenant shall be 34.79% (596,676 divided by 1,715,000) of the Operating Expenses. Tenant's Share of Operating Expenses shall include no less than $.40 per square foot per year (which amount consists of $.23 per square foot for Real Property Taxes [as herein defined], $.07 per square foot for insurance and $.10 per square foot for common area maintenance charges) and an additional amount for Tenant's use of the telephone system in the Building. Landlord shall deliver monthly invoices to Tenant for Tenant's Share of Operating Expenses, and such invoices shall be due and payable within ten (10) days of receipt. From time to time during the Term, Landlord shall send a statement of Operating Expenses to Tenant for any portion of the Term that has expired providing in reasonable detail a statement of all Operating Expenses incurred in the operation of the Property along with the amount representing Tenant's Share thereof. Tenant shall be given a credit against its Share of future Operating Expenses payable for any overpayment of Operating Expense that have been paid up to the time of said statement. If Tenant has underpaid, then the balance due shall be paid to Landlord by Tenant within thirty (30) days of the date of said statement unless the statement is rendered at the end of the Term in which case any overage due the Landlord will be paid by check at the time the Leased Premises are delivered to Landlord by Tenant. Concurrent with the invoice described above, Landlord shall also provide an estimate of the Operating Expenses and a statement of the estimated monthly Operating Expense payable by Tenant as additional rent under the terms of this Lease. Tenant's liability for its Share of Operating Expenses shall commence on the date of Tenant's actual occupancy of the Leased Premises, without regard to the date the payment of Base Rent commences.

     "Operating Expenses" shall mean all expenses incurred by Landlord, including but not limited to, Real Property Taxes (as hereinafter defined), Insurance Premiums (as hereinafter defined), Security Services (as hereinafter defined), compliance with governmental and quasi-governmental requirements, lighting, landscaping, an allowance for Landlord's overhead costs, and the cost of all water and sewer, electrical and all other utilities charges that are not separately metered to tenants. However, "Operating Expenses" shall exclude all expenses incurred by Landlord in performance of its obligations under Section 5.3 below.

Furthermore, the term "Operating Expenses" does not include the cost of any capital improvement to the Building or the Property other than the reasonable amortized cost of capital improvements which result in the reduction of Operating Expenses. Moreover, the term "Operating Expenses" shall not include repairs, restoration or other work occasioned by fire, windstorm, or other casualty, income and franchise taxes of Landlord, expenses incurred in leasing to or procuring of tenants, leasing commissions, expenses for the renovation of space for new tenants, interest or principal on any mortgage or indebtedness of Landlord, or depreciation allowance or expense.

     If the nature of Tenant's business within the Leased Premises is such that additional costs are incurred by Landlord for insurance, cleaning, or other Operating Expenses, Tenant agrees to pay as additional rent to Landlord on demand the amount of such additional costs.

     Section 3.4  Taxes.

          A. Definition of "Real Property Taxes". "Real Property Taxes" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment (including all special assessments), penalty or tax imposed by any taxing authority against the Building, the Property or land upon which the Property is located; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property;
(iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; and (iv) any charge or fee replacing any tax previously included within the definition of real property tax. "Real Property Taxes" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

          B. Joint Assessment. If the Property is not separately assessed, Tenant's Share of Real Property Taxes payable shall be determined by Landlord from the assessor's worksheets or other reasonably available information.

          C.   Personal Property Taxes.

                 (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use its best efforts to have personal property taxes assessed separately from the Property.

                (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes on the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     Section 3.5 Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all telephone and refuse disposal services supplied to the Leased Premises (other than the charge for use of the existing telephone system in the Building as set forth in Section 3.3). With respect to all other services or utilities, Landlord shall make a reasonable determination of Tenant's share of the cost of such utilities and services and Tenant shall pay such share to Landlord.

     Section 3.6  Insurance.

          A. Liability Insurance. During the Term, Tenant shall maintain a policy of comprehensive public liability insurance with an insurer licensed in Florida and rated "A" or better by A. M. Best and naming Landlord as an additional insured, at Tenant's sole cost and expense, insuring Landlord against liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and Property and containing a cross-liability endorsement and a severability of interests clause. The initial amount of such insurance shall be at least $5,000,000 per occurrence and $5,000,000 aggregate coverage. Such coverage requirement does not constitute any recommendation by Landlord as to appropriate limits of coverage, but is merely Landlord's minimum requirement.
          B. Hazard Insurance. During the Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in such amount or percentage of replacement value as Landlord or its insurance advisor deems reasonable in relation to the age, location, type of construction and physical conditions of the Property and the availability of such insurance at reasonable rates. Tenant shall, at Tenant's sole cost and expense, maintain insurance coverage for Tenant's fixtures, equipment or building improvements installed by Tenant in or on the Property for the full replacement value thereof. Tenant shall not do or permit to be done anything which invalidates any such insurance policies.

          C. Payment of Premiums; Insurance Policies. As part of Operating Expenses, as described in Section 3.3 of this Lease, Tenant shall pay its share of "Insurance Premiums" for the insurance policies maintained by Landlord on the Building or on the Property, as the case may be. Tenant shall pay for any increase in the Insurance Premiums caused by Tenant's acts, omissions, use or occupancy of the Property.

          D. Workers' Compensation. Tenant shall carry workers' compensation coverage in the minimum required statutory amount insuring all eligible employees of Tenant on the Property.

          E. Tenant's Insurance Policies. The amount of any insurance coverage required to be carried by Tenant hereunder shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Landlord shall be listed as additional insured and/or loss payee on each such policy, as appropriate. Each policy shall contain a provision which prohibits cancellation or modification of the policy except upon thirty (30) days' prior written notice to Landlord. Tenant shall deliver a copy of each such policy or certificate (or a renewal thereof) to Landlord prior to the Commencement Date and shall deliver to Landlord a copy of a replacement policy or certificate thirty (30) days prior to the expiration of any policy during the Term. If Tenant fails to maintain such policy, Landlord may elect to maintain such insurance at Tenant's expense, to be paid by Tenant upon presentation of Landlord's bill therefor.

     Section 3.7 Security. Landlord shall contract with an independent contractor to provide security services for the Property (the "Security Services"). Such security services shall be for 24 hours per day or such lesser period as Landlord and Tenant may agree and shall include appropriate operation by the independent contractor of the guard shack located on the Property. Tenant agrees and acknowledges that Landlord shall have no liability for any act or negligence of such independent contractor and that Landlord has agreed to enter into such contract for Security Services as an accommodation to Tenant. Notwithstanding Tenant's Share of Operating Expenses, as defined in Section 3.3, Tenant shall pay as Additional Rent eighty percent (80%) of the cost of the Security Services, or in the event that Landlord enters into one or more other leases with third parties for portions of the Property, such lesser proportion of the cost of the Security Services as Landlord and Tenant may agree based on the relative benefit from the Security Services derived by Landlord, Tenant and other third-party tenants of the Property.

                           ARTICLE 4.
                         USE OF PROPERTY

     Section 4.1 Permitted Uses. Tenant may use the Property only for the following Permitted Use so long as such use is in compliance with all applicable governmental laws, ordinances, rules and regulations: warehouse operations and distribution.

     Section 4.2 Manner of Use. Tenant shall not cause or permit the Leased Premises, Building or Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, or which annoys or interferes with the rights of tenants of the development of which the Leased Premises, Building and Property are a part, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits required for Tenant's occupancy of the Leased Premises, Building and Property for the Permitted Use and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Leased Premises, Building and Property, including, without limitation, the Occupational Safety and Health Act and the Americans with Disabilities Act of 1990.

     Section 4.3 Hazardous Substances. Tenant agrees not to generate, store, use, treat or dispose of, nor to allow, suffer or permit the generation, storage, use treatment or disposal of, any "Hazardous Waste" or "Hazardous Substance" (as those terms are defined in Resource Conversation and Recovery Act, 42 U.S.C.
Section 6901 et seq., as amended ("RCRA") or the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., as amended ("CERCLA"), and any rules and regulations now or hereafter promulgated under either of such acts) or any pollutant or other contaminant on, in, from or about the Leased Premises, Building or the Property, except in strict accordance with applicable laws and regulations and following notice of same to Landlord. Tenant shall and hereby does indemnify and hold Landlord harmless from and against any and all loss, damages, expenses, fees, claims, costs and liabilities (including, but not limited to, attorney's fee and costs of litigation) arising out of or in any manner related to the "release" or "threatened release" of, and for any clean-up responsibility imposed upon owner under any federal, state or local law, ordinance, rule or regulations now or hereafter in effect, with respect to, any "Hazardous Waste" or "Hazardous Substance", or any pollutant, or other contaminant or environmental condition on, in, from or about the Leased Premises, Building or the Property of any portion thereof, which release or threatened release or pollutant or environmental condition arises out of or is in any manner related to use or occupancy of the Leased Premises, Building or Property by Tenant, its agents or lessees.

     Section 4.4 Signs and Auctions. Tenant shall not place any signs upon the outside walls or roof of the Leased Premises or Building except with the written consent of the Landlord. Any and all approved signs placed on or within the Leased Premises, Building or Property by Tenant shall be maintained in compliance with the rules and regulations governing such signs as promulgated by Landlord from time to time, and the Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of said signs. Tenant agrees upon removal of said signs to repair all damage incident to such removal. Tenant shall not conduct or permit any auctions or sheriff's sales at the Leased Premises, Building or Property.

     Section 4.5 Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims, actions, damages or liability including expenses in connection with loss of life, personal injury loss or damage including property damage, arising from: (a) Tenant's use of the Leased Premises, Building or Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Leased Premises, Building or Property; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim, action, damage or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim.

     Section 4.6 Landlord's Access. Landlord or its agents may enter the Leased Premises at all reasonable times to show the Leased Premises to potential buyers, investors or tenants or other parties or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Leased Premises, Building or Property as Landlord deems necessary.

     Section 4.7 Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Leased Premises for the full Term, subject to the provisions of this Lease.

     Section 4.8 Rules and Regulations. Tenant shall also comply with Landlord's reasonable rules and regulations respecting the management, care and safety of the Property, including parking areas, landscaped areas, walkways, hallways and other facilities provided for the common use and convenience of other occupants.


                           ARTICLE 5.
          CONDITION OF LEASED PREMISES; MAINTENANCE,
          REPAIRS AND ALTERATIONS

     Section 5.1 Acceptance of Leased Premises. Tenant acknowledges that it has thoroughly inspected the Leased Premises and Tenant hereby accepts the Leased Premises in their existing condition with all faults, subject to the performance by Landlord of the obligations described on Exhibit B attached hereto and made a part hereof and Landlord's obligations under Section 5.3. Landlord makes no warranties or representations whatsoever as to the fitness of the Leased Premises for a particular purpose.

     Section 5.2 Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss or income therefrom), goods, wares, merchandise or other property of Tenant or to Tenant's employees, invitees, customers or any other person in or about the Leased Premises, Building or Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of any other cause; (c) conditions arising in or about the Leased Premises, Building or Property or from other sources or places; or (d) any act or omission of any other tenant of the Property. Landlord shall not be liable for any such damage or injury even though it is the cause of, or, though the means of repairing such damage or injury are not accessible to Tenant. Notwithstanding the foregoing, nothing in this Section 5.2 shall relieve Landlord from liability for Landlord's gross negligence or Landlord's failure to perform its obligations under this Lease.

     Section 5.3 Landlord's Obligations. Subject to the provisions of Article 6 regarding damage, destruction and condemnation, and except for damage caused by any act or omission of Tenant, Landlord shall at its expense keep the foundation, roof and structural portions of exterior walls of the Building in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. Landlord shall not be obligated to make any repairs under this Section 5.3 until a reasonable time after receipt of a written notice from Tenant specifying the need for such repairs.

     Section 5.4  Tenant's Obligations.

          A. Subject to the provisions of Article 6 regarding damage, destruction and condemnation and subject to the items existing on the date of this Lease as specified on Exhibit C attached hereto and made a part hereof for which items Tenant shall have no maintenance or repair responsibility, Tenant shall at its expense throughout the Term maintain in good order, condition and repair the Leased Premises, including, but not limited to, nonstructural, interior, exterior, landscaped areas, systems and equipment, electric lights, lamps, doors, floor coverings, truck doors, plumbing work, and fixtures. Landlord shall use reasonable efforts to extend to Tenant the benefit from warranties on such items, if any, that have been made by Landlord's contractors or vendors. If any portion of the Leased Premises or any system or equipment in the Leased Premises which Tenant is obligated to repair cannot be fully repaired, Tenant shall promptly replace the same, regardless of whether the benefit of such replacement extends beyond the Term. In addition, Tenant shall, at Tenant's expense, repair any damage to the roof, foundation or structural portions or walls caused by Tenant's acts or omissions or occurring in connection with Tenant's use and possession of the Leased Premises.

Landlord and Tenant intend that, at all times during the Term, Tenant shall maintain the Leased Premises in an attractive, first class and fully operative condition.

          B. All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant fails to maintain and repair the Leased Premises as required by this Section 5.04, Landlord may, on ten (10) days' prior notice (except that no notice shall be required in case of emergency), enter the Leased Premises and perform such maintenance or repair on behalf of the Tenant. In such cases, Tenant shall reimburse Landlord immediately upon demand for all costs incurred in performing such maintenance or repair.

     Section 5.5  Alterations, Additions, and Improvements.

          A. Tenant shall not make any alterations, additions, or improvements to the Leased Premises, Building or Property without Landlord's prior written consent. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord for any alterations, additions or improvements that Landlord approves. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this subparagraph of Section 5.5 upon Landlord's written request. All alterations, addition and improvements will be accomplished in a good and workmanlike manner at Tenant's sole expense, in conformity with all applicable laws and regulations by a licensed and bonded contractor approved in advance by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

          B. Tenant shall pay when due all claims for labor and materials furnished to the Leased Premises, Building or Property. Tenant shall give Landlord at least ten (10) days' prior written notice of the commencement of any work on the Leased Premises, Building or Property. The fee interest of Landlord in the Leased Premises, the Building and the Property shall not be subject to liens for improvements made by Tenant. Landlord and Tenant agree that Tenant will not have authority to create or suffer any lien for labor or materials on Landlord's interest in the Leased Premises, the Building or the Property, and all contractors, subcontractors, materialmen, mechanics, laborers and others contracting with Tenant, and/or any subtenant of Tenant and/or any other occupant(s) of the Leased Premises, for the construction, installation, alteration or repair of any improvements to the Leased Premises are hereby charged with notice that they must look only to Tenant and to Tenant's interest in the Leased Premises to secure the payment of any charges for work done and/or materials furnished at the Leased Premises. Notwithstanding the foregoing, if, for whatever reason, any mechanic's or other lien shall be filed against the Leased Premises or any other part of the Building or the Property, purporting to be for labor or material furnished or to be furnished at the request of Tenant or anyone claiming under Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise as allowed by law, within ten (10) days after the filing thereof. If Tenant shall fail to cause the lien to be discharged of record within such ten (10) day period, Tenant shall be in Default under this Lease and (without waiving such Default) Landlord, in addition to any other rights and remedies it may have under this Lease, may, but shall not be obligated to, cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, within ten (10) days after request, reimburse Landlord for all amounts paid and incurred, including attorneys' fees and interest thereon at the rate of 18% per annum or such higher rate as may be permitted by law, from the respective dates of Landlord's payments. For adequate separate consideration received on the execution hereof, on request Tenant also shall otherwise indemnify, protect, defend and hold harmless Landlord and its agents against any claim or damage resulting therefrom or in any way connected therewith. Landlord may elect to record and post notices of non-responsibility on the Leased Premises, the Building or Property, with respect to any such liens.

     Section 5.6 Condition Upon Termination. Upon the termination of the Lease, Tenant shall surrender the Leased Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article 6. In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the termination of the Lease and to restore the Leased Premises, Building or Property to its prior condition all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Leased Premises or Property.

Tenant shall repair, at Tenant's expense, any damage to the Leased Premises, Building or Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners, or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

                           ARTICLE 6.
              DAMAGE, DESTRUCTION AND CONDEMNATION

     Section 6.1  Partial Damage to Leased Premises or Property.

          A. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Leased Premises, Building or Property.

          B. If the Leased Premises, Building or Property are only partially damaged and if the proceeds received by Landlord from insurance policies carried by it with respect to the Leased Premises, Building and Property are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage within a reasonable time. If the insurance proceeds received by Landlord are not available to Landlord or sufficient to pay the entire cost of repair, or if the damage was due to a cause not covered by insurance policies which Landlord maintains, Landlord may elect either to (a) repair the damage as soon as reasonably possible in which case this Lease shall remain in full force and effect so long as Landlord diligently pursues said repairs, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within ninety (90) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate this Lease. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Leased Premises, Building and Property. Tenant shall pay the cost of such repairs, except that, upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

     Section 6.2 Total or Substantial Destruction. If the Leased Premises or Property is totally or substantially destroyed by any cause whatsoever, or if the Building is substantially destroyed (even though the Leased Premises or Property is not totally or substantially destroyed), at Landlord's option this Lease shall terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. Landlord shall notify Tenant of such election within thirty (30) days after the occurrence of such total or substantial destruction.

     Section 6.3 Temporary Reduction of Rent. If the Leased Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Leased Premises pursuant to the provisions of this
Article 6, the Base Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the percentage of the Leased Premises that is rendered wholly untenantable. Except for such possible reduction in Base Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Leased Premises, Building or Property.

     Section 6.4 Waiver. Tenant waives the protection of any statute, code, or judicial decision which grants a Tenant the right to terminate a lease in the event of substantial destruction of the Leased Premises, Building or the Property. Tenant agrees that the provisions of Section 6.2 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Leased Premises, Building or Property.

     Section 6.5 Condemnation. If all of any portion of the Leased Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Leased Premises is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Leased Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Leased Premises. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property, and tenant improvements paid for by Tenant; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Leased Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

                           ARTICLE 7.
                    ASSIGNMENT AND SUBLETTING

     Section 7.1 Landlord's Consent Required. Tenant shall not mortgage or assign its interest under this Lease or sublet the Leased Premises of any portion thereof without the prior written consent of Landlord, which consent shall not unreasonably be withheld. No assignment or subletting shall relieve Tenant of its obligations under this Lease.

                           ARTICLE 8.
                       DEFAULTS; REMEDIES

     Section 8.1  Defaults.

          A. Events of Default. The happening of any of the following listed events shall constitute a breach of this Lease and event of default ("Default") by Tenant:

               1. Tenant fails to pay any rent payable under this Lease on or before the due date thereof;

               2. Tenant fails to fully and properly perform any act required of it in the performance of this Lease, or otherwise fails to comply with any term or provision hereof within fifteen
(15) days' written notice;

               3. Tenant or any of its creditors files any petition or pleading to declare Tenant a bankrupt of the adjudication in bankruptcy of Tenant under any bankruptcy law or act;

               4. The appointment by any court or under any law of a receiver, trustee, or other custodian of the property, assets, or business of Tenant;

               5. The assignment by Tenant of all or any part of its property or assets for the benefit of its creditors;
               6. The levy, execution, attachment or taking of property, assets or of the leasehold interest of Tenant by process of law or otherwise in satisfaction of any judgment, debt or claim; or

               7.   Any event of Default under that certain
Warehouse Space Lease Agreement of even date herewith by and between Landlord and Tenant for Sections 2.6 and 2.8 in the Building.

     Section 8.2  Remedies.
          A. Remedies. Upon the happening of any Default, Landlord, if it shall so elect, may (i) terminate this Lease and resume possession of the Leased Premises for Landlord's own purposes; (ii) collect each installment of rent when the same matures; (iii) accelerate rents for the remainder of the Term of this Lease; (iv) extend such sums or perform such actions as it deems advisable to cure such Default and hold Tenant liable for the cost thereof, and (v) enter the Leased Premises with process of law and terminate Tenant's right of possession and release the Leased Premises to any person, firm, or corporation, and upon such terms and conditions as Landlord may deem advisable, as agent of Tenant or otherwise, for whatever rent it can obtain, in which event Tenant shall remain liable for the rent reserved herein, and all other obligations hereunder. Landlord shall apply the proceeds of such re-leasing (i) first to the payment of expenses that Landlord may incur in the entering and re-leasing, and (ii) then to the payment of the rent due by Tenant and the fulfillment of Tenant's covenants and obligations hereunder. In this case of any deficiency, Tenant shall remain liable. Tenant agrees that Landlord may file suit to recover any sums due to Landlord under this section from time to time and that such suit or recovery of any amount due Landlord, or election to terminate Tenant's right to possession only without terminating lease, Landlord may at its option enter into the Leased Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession; provided, however, that such entry and taking shall not terminate this Lease or release Tenant in whole or in part from Tenant's obligation to pay rent hereunder for the full term or for any other obligation of Tenant under this Lease.

          B. Attorneys' Fees and Costs. In the event that Landlord or Tenant fail to perform any of the covenants and conditions of this Lease and it becomes necessary for either party to employ an attorney or other agent to enforce any of the provisions of this Lease, whether suit be brought or not, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs, including such fees and costs on appeal or in bankruptcy, from the other party.

          C. No Waiver by Landlord. Nothing herein contained shall be deemed to be a waiver by Landlord of its statutory lien to rent, and the remedies, rights and privileges of Landlord in the case of Default of Tenant as set forth above shall not be exclusive, and in addition thereto, Landlord may also exercise and enforce all its rights at law or in equity which it may otherwise have as a result of Tenant's Default hereunder. Landlord is herein specifically granted all of the rights of a secured creditor under the Uniform Commercial Code with respect to the property in which Landlord has been granted a security interest by Tenant.

                           ARTICLE 9.
                      PROTECTION OF LENDERS

     Section 9.1 Subordination. This Lease shall be subject and subordinate at all times to the terms of any ground or underlying leases which now exist or may hereafter be executed affecting the Leased Premises under which Landlord shall claim, and to the liens of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter existing encumbering the Leased Premises, Building or Property, without the necessity of having further instruments executed by the Tenant to effect such subordination. So long as the Tenant shall pay the rent due and comply with, abide by, and discharge the terms, conditions, covenants, and obligations on its part to be kept and performed hereunder, the peaceable possession of Tenant in and to the Leased Premises for the Term shall not be disturbed in the event of the foreclosure of any such mortgage or deed of trust or in the event of a termination of any ground or underlying leases affecting the Leased Premises.

     Section 9.2 Attornment. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Leased Premises or Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Leased Premises or Property upon the transfer of Landlord's interest.

     Section 9.3 Signing of Documents. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence or confirm any such attornment and subordination. Such documents may contain such provisions as are customarily required by any ground lessor or deed of trust holder or mortgagee. Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the Tenant's attorney-in-fact to execute and deliver any such instrument or document if Tenant fails to do so within ten (10) days of receiving a written request therefor.
     Section 9.4 Estoppel Certificates. Tenant shall from time to time, upon not less than ten (10) days' prior written request by Landlord or any mortgagee or ground lessor of the Property, deliver to Landlord or such mortgagee or ground lessor a statement in writing certifying: (1) that this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease, as modified, is in full force and effect; (2) the amount of Base Rent then payable under this Lease and the date to which rent has been paid; (3) that Landlord is not in default under this Lease, or, if in default, a detailed description of such default(s); (4) that Tenant is or is not in possession of the Leased Premises, as the case may be; and (5) such other information as may be requested.

                           ARTICLE 10.
                    MISCELLANEOUS PROVISIONS

     Section 10.1 Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in the Lease) at the time of such loss or damage. Upon obtaining the policies of insurance described herein, Landlord and Tenant shall give notice to the insurance carrier or carriers of the foregoing mutual waiver of subrogation.

     Section 10.2  Landlord's Liability: Certain Duties.

          A. As used in the Lease, the term "Landlord" means only the current owner or owners of the fee title to the Leased Premises, Building or Property or the leasehold estate under a ground lease of the Leased Premises, Building or Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, provided that such transfer is not for the primary purpose of avoiding such obligations. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease. Tenant agrees that it shall look solely to the estate and property of the Landlord in the Property for collection of any judgment (or other judicial process) requiring the payment of money by Landlord of its obligations under this Lease subject to the prior rights of any ground or underlying holder of any mortgage covering the Property or Landlord's interest therein.

          B. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure or diligently pursue a cure of such nonperformance within thirty (30) days after receipt of Tenant's notice or such longer time as is reasonably necessary provided that such cure is commenced within such thirty (30) days period and thereafter pursued with reasonable diligence.

     Section 10.3 Security Deposit. Upon the execution of this Lease, Tenant shall deposit with Landlord a letter of credit in the amount of $111,876.75 in form and content and issued by a bank satisfactory to Landlord in Landlord's sole and unrestricted discretion (the "Letter of Credit") to secure the faithful performance by Tenant of all the terms, covenants and conditions in this Lease on the part of Tenant to be fulfilled, kept, observed and performed, including without limitation, such terms, covenants and conditions which become applicable upon expiration or termination of the Term. In the event of any Default and without prejudice to any other remedy or remedies which Landlord may have on account thereof, Landlord may draw upon or demand payment on the Letter of Credit to the full extent of the credit regardless of the amount required to cure such Default, whereupon Landlord shall apply all or a portion of the proceeds of the Letter of Credit to cure such Default. Landlord shall deliver to Tenant a copy of any such written demand. Upon such application, Tenant shall pay Landlord the amount so applied, which shall be added to the balance, if any, of such proceeds from the Letter of Credit, as a security deposit so that the amount of Landlord's security shall be restored to $111,876.75, with the understanding that (a) such security deposit or any portion thereof not previously applied, or from time to time such other portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application, Tenant shall pay Landlord on demand the amount so applied, which shall be added to the security deposit so the same shall be restored to the original $111,876.75 amount; (b) that should the Leased Premises be conveyed by Landlord the security deposit or any portion thereof not previously applied may be turned over to Landlord's grantee, and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the security deposit and/or its application or return, and Tenant agrees to look to such grantee for such application or return; (c) that Landlord or its successor shall not be obligated to hold the security deposit as a separate fund, but on the contrary may commingle the same with its other funds; (d) that if Tenant shall faithfully fulfill, keep, and perform and observe all of the covenants, conditions, and agreements in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed, the security deposit or the part or portion thereof not previously applied or the Letter of Credit, if not drawn upon to the full extent of the credit, shall be returned to the Tenant without interest no later than thirty (30) days after the expiration of the Term of this Lease or any renewal or extension thereof, provided Tenant has vacated the Leased Premises and surrendered possession thereof to Landlord at the expiration of said term or any extension or renewal thereof as provided herein; (e) in the event that Landlord terminates this Lease or Tenant's right to possession, Landlord may apply the security deposit and/or proceeds from the Letter of Credit against all damages suffered to the date of such termination and/or may retain the security deposit and/or proceeds from the Letter of Credit to apply against such damages as may be suffered or shall accrue thereafter by reason of Tenant's default; and (f) in the event any bankruptcy, insolvency, reorganization or other credit-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, the security deposit and/or proceeds from the Letter of Credit shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, may be retained or paid to Landlord in partial liquidation of Landlord's damages.

     Section 10.4 Severability. A determine by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 10.5 Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Leased Premises, Building or Property with Tenant's expressed or implied permission.

     Section 10.6  Incorporation of Prior Agreements;
Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Leased Premises, Building or Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 10.7 Notices. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant and Landlord shall be delivered to the party's respective address specified above. All notices shall be effective upon delivery or attempted delivery. Either party may change its notice address upon written notice to the other party. Written notice of any Default with respect to Tenant's duties and obligations hereunder shall be given by Landlord to:

               Sara Lee Knit Products Division
               Sara Lee Corporation
               Post Office Box 3019
               Winston-Salem, North Carolina 27105
               Attn: Doris Drayton

     With an informational copy to:

               Fagel & Haber
               140 South Dearborn Street
               14th Floor
               Chicago, Illinois  60603
               Attn: Howard M. Berrington, Esquire

Sara Lee Corporation shall have the right, but not the obligation, to cure any such Default in its sole discretion within ten (10) days after such notice is deposited in a U.S. Postal Service receptacle, postage prepaid and properly addressed.

     Section 10.8 Radon Gas Notice. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     Section 10.9 Waivers. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No restrictive endorsement or statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such restrictive endorsement or statement.

     Section 10.10  No Recordation.  Tenant shall not record this
Lease or memorandum of this Lease.

     Section 10.11 Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 10.12 Force Majeure. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, floor or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 10.13 Execution of Lease. This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall be binding upon either party until executed and delivered to both parties.

     Section 10.14 Holding Over. Any holding over by the Tenant after the expiration of this Lease shall be construed as a Tenancy at Sufferance, unless such occupancy is with the prior written consent of the Landlord, in which event the Tenant will be a tenant from month to month, upon the same terms and conditions of this Lease. Acceptance by the Landlord of rent after such termination shall not constitute a renewal.

     Section 10.15  Time.  Time is of the essence of this Lease.

                           ARTICLE 11.
                             BROKERS

     Tenant covenants, represents and warrants that Tenant had no dealings or negotiations with any broker or agent other than Phoenix Realty Group, Inc. in connection with the consummation of this Lease. Landlord agrees to pay all commissions due to Phoenix Realty Group, Inc. Tenant and Landlord covenant and agree to hold each other harmless and indemnify each other from and against any and all costs, expenses (including reasonable attorneys' fees before trial, at trial, on appeal and in bankruptcy) or liability for any compensation, commissions, or charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

                           ARTICLE 12.
                         CONFIDENTIALITY

     Tenant and its officers, directors, employees, agents and representatives shall not disclose the subject matter or terms of the transaction contemplated by this Lease unless prior written consent to such disclosure is obtained from Landlord, which consent may be withheld at Landlord's sole discretion.

                           ARTICLE 13.
                            EXHIBITS

     All exhibits attached hereto shall be deemed to be a part hereof and are hereby incorporated.

                           ARTICLE 14.
                      COLLATERAL ASSIGNMENT

     Tenant shall collaterally assign all its rights under this Lease to Sara Lee Knit Products ("SLKP"), which is a division of Sara Lee Corporation, a Maryland corporation ("SLC"), to secure Tenant's obligations under that certain Warehouse Services Agreement dated effective as of December 1, 1994, by and between Tenant and SLKP. Landlord hereby acknowledges and consents to such collateral assignment provided that if SLKP shall exercise its rights under the collateral assignment, SLKP or an assignee of SLKP ("Assignee") shall be required, within the ten (10) day notice and cure period described in Section 10.7 and prior to taking possession of the Leased Premises, to assume in writing all duties and obligations of Tenant under this Lease accruing or arising from and after the date of assumption of this Lease and to provide assurances satisfactory to Landlord that all obligations of SLKP under this Lease are obligations of SLC. In the event SLKP or its Assignee shall not have assumed this Lease and provided such assurances within the ten (10) day notice and cure period or the Default specified in Landlord's written notice to SLC shall not have been cured within the time period allowed by Landlord, neither SLC nor SLKP shall have any further rights with respect to this Lease. If SLKP elects to appoint an Assignee to assume this Lease, such Assignee shall have a net worth of no less than Five Million Dollars ($5,000,000.00) and shall be approved by Landlord in writing, which approval shall not unreasonably be withheld or delayed. In no event shall SLKP be construed as the tenant under this Lease prior to SLKP's assumption of this Lease, nor shall SLKP be liable for any of Tenant's duties and obligations under this Lease accruing or arising prior to SLKP's assumption of this Lease.

     IN WITNESS WHEREOF, Tenant and Landlord have caused this Lease to be duly executed in duplicate as of the date first above written by their respective duly authorized officers or agents.

Signed, sealed and delivered
in the presence of:                LANDLORD:

                                   JACKSONVILLE CENTER, INC., a
                                   Florida corporation

/S/ W. CAREY WEBB_____________     By:__/S/ ARIS NEWTON__________
Name:_W. Carey Webb___________        Name:_Aris Newton__________
                                      Title:_President___________
/S/ R. PARK NEWTON____________
Name:_R. Park Newton__________


                                   TENANT:

                                   LANEY & DUKE TERMINAL WAREHOUSE
                                   COMPANY, INC., a Florida
                                   corporation

/S/ W. Carey Webb_____________     By:_/S/ THOMAS DUKE___________
Name:_W. Carey Webb___________        Name:_Thomas Duke__________
                                      Title:_President___________
/S/ R. PARK NEWTON____________
Name:_R. Park Newton__________


2257-004-240298.08


                            EXHIBIT A
           LEGAL DESCRIPTION AND SITE PLAN OF PROPERTY






                            EXHIBIT B
IMPROVEMENTS



Landlord's Work:         Prior to commencement of the Term,
                         Landlord will, at Landlord's sole cost
                         and expense, clean the mezzanine office
                         in section 1.2 and the restroom/break
                         room areas in sections 1.2, 1.3, 1.5 and 1.7.


Tenant Improvements:     Notwithstanding the provisions of Section
                         5.5, Landlord will allow locations to be painted on the floors of the Leased
                         Premises and guard rails installed for
                         the area under the mezzanine in Section
                         1.3.


                            EXHIBIT C
EXCEPTED ITEMS